UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2009
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463

(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     At the 2009 annual meeting of stockholders of Onyx Pharmaceuticals, Inc., or Onyx, held on May 26, 2009, the stockholders approved an amendment to Onyx’s 2005 Equity Incentive Plan, or the Incentive Plan, that effected the following changes:
•	the number of authorized shares available for issuance under the Incentive Plan was increased by 2,000,000 shares; and

•	the rate at which the Incentive Plan’s share reserve will be reduced was changed to 1.6 shares (from the prior rate of 1.3 shares) for each share granted pursuant to stock purchase awards, stock bonus awards, stock unit awards and other stock awards, as well as for options and stock appreciation rights granted with exercise prices that are less than 100% of the fair market value of our common stock on the date of grant.
     A more detailed summary of the material features of the Incentive Plan is set forth in Onyx’s definitive proxy statement for the annual meeting, filed with the Securities and Exchange Commission on April 9, 2009, or the Proxy Statement. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached hereto as Exhibit 10.13(i) and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.13(i)	2005 Equity Incentive Plan, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2009	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.13(i)	2005 Equity Incentive Plan, as amended